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                                                                     EXHIBIT 8.2

                       Nixon, Hargrave, Devans & Doyle LLP
                          Attorneys & Counselors at Law
                                 Clinton Square
                              Post Office Box 1051
                            Rochester, New York 14603

                                  June 25, 1998

Power Technologies, Inc.
1482 Erie Boulevard
Schenectady, New York 12301

Gentlemen:

      You have requested our opinion as to certain federal income tax consequences of the merger (the "Merger") of Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Stone & Webster, Incorporated ("SWI"), with and into Power Technologies, Inc. ("PTI") pursuant to the Agreement and Plan of Merger dated as of April 20, 1998, by and among SWI, Merger Sub, PTI and the directors and certain shareholders of PTI (the "Agreement"). This opinion is being furnished pursuant to the requirements of
Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

      The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, other current administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change or modification at any time.

      In rendering the opinions set forth herein, we have examined copies of (i) the Agreement; (ii) the Registration Statement on Form S-4 (the "Registration Statement") to which this opinion is an exhibit; (iii) the Prospectus and Proxy Statement of SWI and PTI included in the Registration Statement (the "Proxy Statement"); and (iv) such other documents as we have deemed necessary or appropriate.

      Also, in rendering the opinions set forth herein, we have assumed (i) that the Merger will be consummated in accordance with the terms of the Agreement and the Proxy Statement; (ii) the statements concerning the Merger in the Agreement and the Proxy Statement are true, correct and complete in all material respects and will continue to be true and complete in all material respects as of the Effective Time (as defined in the Agreement); (iii) each of SWI and PTI will deliver to us, prior to the Effective Time, letters (the "Representation Letters") containing representations that we consider necessary to render our opinion as well as representations substantially similar to representations that the Internal Revenue Service customarily requires for advance rulings on tax free acquisitive reorganizations and that such representations will be true, correct and complete in all material respects as of the Effective Time; (iv) the genuineness of all signatures on documents we have examined; (v) the authenticity of all documents submitted to us as originals; (vi) the conformity to the original documents of all documents submitted to us as copies; (vii) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person; (viii) the accuracy and completeness of all documents made available to us; and (ix) the accuracy as to facts of all representations, warranties and written statements provided to us. We have also assumed that all of the parties have complied and will continue to comply with their covenants relating to the Merger.

      Based on and subject to the foregoing, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that the discussion in the Proxy Statement under the caption
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"CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Tax Consequences of the Merger" fairly summarizes the federal income tax considerations that are likely to be material to holders of PTI Common Stock who are United States citizens or residents and who are not subject to special treatment under tax laws.

      This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without our written consent (which consent we hereby grant with respect to the filing of the Registration Statement). This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                        Very truly yours,


                                        /s/ Nixon, Hargrave, Devans & Doyle LLP


                                       -2-
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                                     CONSENT

      We hereby consent to the reference to our firm name under the captions "THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL OPINIONS" and to the inclusion of our tax opinion as an exhibit to the Registration Statement of SWI on Form S-4.


                                        /s/ Nixon, Hargrave, Devans & Doyle LLP